Exhibit 3.27
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
COMMUNITY NETWORKS OF MASSACHUSETTS, INC.
(PURSUANT TO SECTION 242)
          The undersigned, Vern M. Kennedy, being the President of COMMUNITY NETWORKS OF MASSACHUSETTS, INC., a Delaware corporation (the “Corporation”), hereby certifies:
          1. The name of the Corporation is Community Networks of Massachusetts, Inc. The Corporation’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on July 21, 1998 (the “Certificate of Incorporation”).
          2. The Certificate of Incorporation is hereby amended by deleting ARTICLE ONE in its entirety and replacing it with the following:
     ARTICLE ONE. The name of the Corporation is Broadview Networks of Massachusetts, Inc. (the “Corporation”).
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of October 5, 1999.

COMMUNITY NETWORKS OF MASSACHUSETTS, INC.
By:	/s/ Vern M. Kennedy
	Name:	Vern M. Kennedy
	Title:	President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 10/05/1999 991421372 — 2923802